EXHIBIT 10.21.1

FIRST AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into on October 7, 2003, between AP/APMC SAVANNAH, L.P. (“Seller”) and BARCELÓ CRESTLINE CORPORATION, a Maryland corporation (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of September 17, 2003 (the “Original Agreement”); and

WHEREAS, Purchaser and Seller have decided to amend certain provisions of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. The last paragraph of Section 3(b) of the Original Agreement is amended and restated in its entirety as follows:

On or before October 10, 2003, Buyer shall notify Seller of any items in the Title Commitment or Survey (other than the Existing Title Exceptions and those items identified in Sections 3(b)(ii), 3(b)(iii), 3(b)(v) and 3(b)(vi)) which are unsatisfactory to Buyer in its sole and absolute discretion (the “Objections”). Except to the extent that Buyer notifies Seller of any Objections in accordance with the foregoing, any items that are shown in the Title Commitment or on the Survey as of the expiration of the Inspection Period shall be deemed to have been approved by Buyer and shall be Permitted Exceptions for all purposes under this Agreement. If Buyer timely notifies Seller of any Objections, Seller may, but except as expressly provided herein shall not be obligated to, elect to cure any or all of such Objections, to Buyer’s and the Title Company’s reasonable satisfaction. Seller will give notice to Buyer within three (3) business days following the date of Buyer’s delivery to Seller of the Objections, stating whether Seller agrees to cure such Objection prior to Closing. If Seller fails to timely give such notice, then

Seller shall be conclusively deemed to have elected not to cure any such Objections. If Seller elects (or is deemed to elect) not to agree to cure any such Objections, then Buyer may either (i) waive such Objections, without any reduction of the Purchase Price, in which event the waived Objections shall become Permitted Exceptions for all purposes under this Agreement or (ii) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be promptly returned to Buyer and the parties shall have no further rights or liabilities under this Agreement other than those that expressly survive the termination of this Agreement. Buyer shall make the election described in the preceding sentence by written notice to Seller prior to the expiration of the Inspection Period, or, if later, within two (2) business days following its receipt of Seller’s notice with respect to the applicable Objection, and in the event that Buyer does not make such election, Buyer shall be conclusively deemed to have waived all Objections. Seller shall cure at or before Closing any Objection that it has agreed to cure in accordance with this Section 3(b).

2. The maximum buyout amount for the postal equipment contract with Pitney Bowes Credit Corporation set forth on Schedule 5(a)(iii) is hereby changed from $16,000 to $22,577.

3. Except as amended by Section 1 and Section 2 above, the Original Agreement is unchanged and remains in full force and effect.

4. This Agreement may be executed in separate counterparts, the signatures on which may be by facsimile, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first above written.

SELLER:

AP/APMC SAVANNAH, L.P.

By: AP/APMC-GP, Inc.

	By:	/s/ RICARDO KOENIGSBERGER
	Name:	Ricardo Koenigsberger
	Title:	Vice President

PURCHASER:

BARCELÓ CRESTLINE CORPORATION

By:	/s/ BRUCE D. WARDINSKI
Name:	Bruce D. Wardinski
Title:	President and CEO

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